POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby makes, constitutes and appoints Heath B. McLendon, Christina T. Sydor, Lewis E. Daidone and Gordon E. Swartz, and each and any one of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities for the purpose of executing in my name, (a) in my personal capacity or (b) in my capacity as a Director or Trustee of the Greenwich Street California Municipal Fund
Inc., High Income Opportunity Fund Inc., Intermediate Muni Fund, Inc.,
Smith Barney Equity Funds, Smith Barney Funds, Inc., Smith Barney Income Funds, Smith Barney Money Funds, Inc., Smith Barney Muni Funds, Smith Barney Municipal Money Market Fund, Inc. Smith Barney Small Cap Core Fund, Inc. and Smith Barney Variable Account Funds, all documents, certificates, instruments, statements, filings and agreements ("documents") to be filed with or delivered to any foreign or domestic governmental or regulatory body or required or requested by any other person or entity pursuant to any legal or regulatory body or required or requested by any other person or entity pursuant to any legal or regulatory requirement, and any other documents relating or ancillary thereto, including but not limited to, all documents relating to filings with the United States Securities and Exchange
Commission (the "SEC") pursuant to the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Investment Company Act of 1940, as amended (collectively, the "Acts"), and the rules and regulations promulgated thereunder, including any registration statements (including pre-effective and post-effective amendments thereto) on Form
N-1A or Form N-2 required to be filed with the SEC pursuant to the Acts.

All past acts of the attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This power of attorney shall be valid for the date hereof until revoked by me.

IN WITNESS WHEREOF, I have executed this instrument as of the 14th day of March, 2001.


/s/ Lee Abraham
Lee Abraham

/s/Richard E. Hanson, Jr.
Richard E. Hanson, Jr.


/s/Allan J. Bloostein
Allan J. Bloostein

/s/Paul Hardin
Paul Hardin


/s/ Jane F. Dasher
Jane F. Dasher

/s/ Roderick C. Rasmussen
Roderick C. Rasmussen

/s/Donald R. Foley
Donald R. Foley

/s/John P. Toolan
John P. Toolan